Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-70203, 333-73053, 333-45276, 333-45284, 333-126939, and 333-128126) and in the Registration Statement on Form S-3 (No. 333-135285) of King Pharmaceuticals, Inc. of our report dated February 25, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
February 25, 2010